UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2004

                               SBS Interactive Co.
               --------------------------------------------------
               (Exact name of Registrant as specified in charter)


           Florida                     0-28363                  65-0705830
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)

                             20 Viceroy Road, Unit 5
                            Concord, Ontario M4K 3N8
                                     Canada
                    ----------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (905) 660-0646

     This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     The Registrant has been advised by Ultimatte Corporation that pursuant to the Amended Design and Royalty Agreement, the new keyer unit prototypes will be delivered to the Registrant by March 25, 2004. Following approval by the Registrant, the keyer unit will be submitted for UL and CE government approval. The approval procedure takes 45 to 60 days. There is no guarantee that the keyer units will be approved. The Registrant is anticipating that it will begin to accept purchase orders for its interactive video technology product, Side-by-Side(TM), by June 2004.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBS Interactive Co.



By: /s/ Todd Gotlieb
    ---------------------------------
    Todd Gotlieb, President

Dated:  February 17, 2004